Whirlpool Expands Margins in First-Quarter; Full-Year Guidance Unchanged
•Expanded margins year-over-year driven by previously announced pricing actions and cost take out
•Q1 net sales decline of (19.4)% due to the Europe divestiture; organic net sales(1) growth of 2.2% driven by very strong SDA Global and MDA Asia businesses
•Q1 GAAP net earnings margin of 2.0% (up 780 basis points vs. (5.8)% in Q1 2024); GAAP earnings per diluted share of $1.28
•Q1 ongoing (non-GAAP) EBIT margin(2) of 5.9% (up 160 basis points vs. 4.3% in Q1 2024); ongoing earnings per diluted share(3) of $1.70
•2025 outlook is unchanged with full-year GAAP earnings per diluted share of approximately $8.75, and ongoing earnings per diluted share(3) of approximately $10.00; cash provided by operating activities of approximately $1 billion and free cash flow(4) of approximately $500 to $600 million
•Declared $1.75 dividend per share in both Q1 and Q2

BENTON HARBOR, Mich., April 23, 2025 - Whirlpool Corporation (NYSE: WHR), today reported first-quarter financial results.
”Despite the uncertain macro environment which impacted consumer confidence in the first quarter, we delivered 160 basis points of margin expansion,” said Marc Bitzer. “This is testimony of our strong brands and products as well as our agile and disciplined operational execution.” MARC BITZER, CHAIRMAN AND CHIEF EXECUTIVE OFFICER

First-Quarter Results	2025	2024	Change
Net sales ($M)	$3,621	$4,490	(19.4)%
Organic net sales ($M)(1)	$3,765	$3,685	2.2%
GAAP net earnings (loss) available to Whirlpool ($M)	$71	$(259)	nm
Ongoing EBIT(2) ($M)	$214	$195	9.7%
GAAP net earnings margin	2.0%	(5.8)%	7.8pts
Ongoing EBIT margin(2)	5.9%	4.3%	1.6pts
GAAP earnings (loss) per diluted share	$1.28	$(4.72)	nm
Ongoing earnings per diluted share(3)	$1.70	$1.78	(4.5)%

Free Cash Flow	2025	2024	Change
Cash provided by (used in) operating activities ($M)	$(721)	$(873)	$152
Free cash flow(4) ($M)	$(793)	$(988)	$195
"We continue to stay focused on what is within our control in this dynamic environment and successfully implemented previously announced pricing actions while delivering cost take out in-line with our full year guidance." JIM PETERS, CHIEF FINANCIAL AND ADMINISTRATIVE OFFICER

SEGMENT REVIEW

SEGMENT INFORMATION ($M)		Q1 2025	Q1 2024	YoY Change
MDA North America	Net Sales	$2,419	$2,428	(0.3)%
	EBIT	$149	$135	10.9%
	% of sales	6.2%	5.6%	0.6pts
MDA Latin America	Net Sales	$737	$837	(11.9)%
	EBIT	$49	$65	(24.8)%
	% of sales	6.6%	7.8%	(1.2pts)
MDA Asia	Net Sales	$268	$239	12.3%
	EBIT	$19	$11	71.5%
	% of sales	7.0%	4.6%	2.4pts
SDA Global	Net Sales	$196	$182	7.9%
	EBIT	$36	$33	9.5%
	% of sales	18.5%	18.1%	0.4pts
MDA: Major Domestic Appliances; SDA: Small Domestic Appliances
MDA NORTH AMERICA
•Excluding currency, net sales increased 0.1% year-over-year despite declining consumer confidence and ‘loading’ of Asian imports by foreign competitors ahead of tariffs
•EBIT margin(5) increased year-over-year, driven by pricing actions and cost take out
MDA LATIN AMERICA
•Excluding currency, net sales increased 2.4% year-over-year, driven by implemented pricing actions
•EBIT margin(5) decreased year-over-year, driven by approximately 200 bps operating tax benefit in prior year
MDA ASIA
•Excluding currency, net sales increased 16.5% year-over-year, driven by strong volume from share gains and industry growth
•EBIT margin(5) increased year-over-year, driven by cost take out and fixed cost leverage
SDA GLOBAL
•Excluding currency, net sales increased 9.9% year-over-year, driven by momentum from new product and strong direct-to-consumer sales
•EBIT margin(5) increased year-over-year, driven by favorable price/mix

FULL-YEAR 2025 OUTLOOK

Guidance Summary	2024 Reported	2024 Like-for- Like (6)	2025 Guidance
Net sales ($B)	$16.6	~$15.4	~$15.8
Cash provided by operating activities ($M)	$835	N/A	~$1,000
Free cash flow ($M)(4)	$385	N/A	$500 - $600
GAAP net earnings margin (%)	(1.9)%	N/A	3.0%
Ongoing EBIT margin (%)(2)	5.3%	~5.8%	~6.8%
GAAP earnings per diluted share	$(5.87)	N/A	~$8.75
Ongoing earnings per diluted share(3)	$12.21	N/A	~$10.00
GAAP tax rate	(5.5)%	N/A	20 - 25%
Adjusted (non-GAAP) tax rate	(28.6)%	N/A	20 - 25%

•Expect full-year net sales of approximately $15.8 billion; approximately 3% growth on a like-for-like(6) basis
•Expect to deliver more than $200 million of structural cost take out actions
•Expect full-year GAAP earnings per diluted share of approximately $8.75 and full-year ongoing earnings per diluted share(3) of approximately $10.00
•Cash provided by operating activities of approximately $1 billion and free cash flow(4) of $500 to $600 million
•Mitigating actions underway to offset incremental impact of tariff changes

U.S. TARIFF LANDSCAPE
•Since 2020, Asian producers have exploited 'loopholes' in 232 and 301 tariffs resulting in significant cost disadvantage for U.S.-made products
•Q4 2024 and Q1 2025 had amplified negative temporary impacts on our results:
◦Asian producers ‘loaded’ U.S. industry in anticipation of tariffs, Q4 2024 and Feb year-to-date with >30% higher imports from Asian countries
◦The threat of retaliatory tariffs, started to impact our business in Canada (and Europe)
•Expect new tariff policies to level the playing field, better supporting American manufacturing

(1)A reconciliation of organic net sales, a non-GAAP financial measure, to reported net sales and other important information, appears below.
(2)A reconciliation of earnings before interest and taxes (EBIT) and ongoing EBIT, non-GAAP financial measures, to reported net earnings (loss) available to Whirlpool, and a reconciliation of EBIT margin and ongoing EBIT margin, non-GAAP financial measures, to net earnings (loss) margin and other important information, appears below.
(3)A reconciliation of ongoing earnings per diluted share, a non-GAAP financial measure, to reported net earnings (loss) per diluted share available to Whirlpool and other important information, appears below.
(4)A reconciliation of free cash flow, a non-GAAP financial measure, to cash provided by (used in) operating activities and other important information, appears below.
(5)Segment EBIT represents our consolidated EBIT broken down by the Company's reportable segments and are metrics used by the chief operating decision maker in accordance with ASC 280. Consolidated EBIT also includes corporate "Other/Eliminations" of $(53) million and $(322) million for the first quarters of 2025 and 2024, respectively.
(6)Like-for-like refers to pro forma results for 2024, which exclude the first quarter results for the historical Europe major domestic appliances business (MDA Europe) and July through December results for the Whirlpool of India business, to provide a comparative baseline for 2025 guidance. This comparison uses a prior period baseline that is aligned to the ongoing business expectations for 2025, with the Europe transaction closed April 1, 2024 and the intended Whirlpool of India transaction expected to close by mid to late 2025. The like-for-like GAAP net earnings margin and corresponding reconciliation cannot be provided without unreasonable effort or expense. Please see below for a reconciliation of ongoing EBIT for the full year to GAAP net earnings.

Contact Whirlpool Corporation: Media: 269/923-7405, Media@Whirlpool.com, Financial: Scott Cartwright, Investor_Relations@Whirlpool.com

ABOUT WHIRLPOOL CORPORATION
Whirlpool Corporation (NYSE: WHR) is a leading home appliance company, in constant pursuit of improving life at home. As the last-remaining major U.S.-based manufacturer of kitchen and laundry appliances, the company is driving meaningful innovation to meet the evolving needs of consumers through its iconic brand portfolio, including Whirlpool, KitchenAid, JennAir, Maytag, Amana, Brastemp, Consul, and InSinkErator. In 2024, the company reported approximately $17 billion in annual sales - close to 90% of which were in the Americas - 44,000 employees and 40 manufacturing and technology research centers. Additional information about the company can be found at WhirlpoolCorp.com.

WEBSITE DISCLOSURE
We routinely post important information for investors on our website, WhirlpoolCorp.com, in the "Investors" section. We also intend to update the "Hot Topics Q&A" portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the "Investors" section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

WHIRLPOOL ADDITIONAL INFORMATION
This document contains forward-looking statements about Whirlpool Corporation and its consolidated subsidiaries ("Whirlpool") within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Whirlpool intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with those safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements regarding future financial results, long-term value creation goals, restructuring expectations, productivity, raw material prices and related costs, supply chain, portfolio transformation expectations, asset impairment, debt repayment expectations, India transaction timing and benefits expectations, trade customer inventory expectations, and the impact of housing recovery-related benefits on our operations are forward-looking statements and should be evaluated as such. Such statements can be identified by the use of terminology such as "may," "could," "will," "should," "possible," "plan," "predict," "forecast," "potential," "anticipate," "estimate," "expect," "project," "intend," "believe," "may impact," "on track," "margin lift," and similar words or expressions. Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool's forward-looking statements. Among these factors are: (1) intense competition in the home appliance industry, and the impact of the changing retail environment, including direct-to-consumer sales; (2) Whirlpool's ability to maintain or increase sales to significant trade customers; (3) Whirlpool's ability to maintain its reputation and brand image; (4) the ability of Whirlpool to achieve its business objectives and successfully manage its strategic portfolio transformation; (5) Whirlpool’s ability to understand consumer preferences and successfully develop new products; (6) Whirlpool's ability to obtain and protect intellectual property rights; (7) acquisition, divestiture, and investment-related risks, including risks associated with our past acquisitions; (8) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (9) risks related to our international operations; (10) Whirlpool's ability to respond to unanticipated social, political and/or economic events, including epidemics/pandemics; (11) information technology system and cloud failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (12) product liability and product recall costs; (13) Whirlpool's ability to attract, develop and retain executives and other qualified employees; (14) the impact of labor relations; (15) fluctuations in the cost of key materials (including steel, resins, and base metals) and components and the ability of Whirlpool to offset cost increases; (16) Whirlpool's ability to manage foreign currency fluctuations; (17) impacts from goodwill, intangible asset and/or inventory impairment charges; (18) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans; (19) impacts from credit rating agency downgrades; (20) litigation, tax, and legal compliance risk and costs; (21) the effects and costs of governmental investigations or related actions by third parties; (22) changes in the legal and regulatory environment including environmental, health and safety regulations, data privacy, taxes and generative AI; (23) the impacts of changes in foreign trade policies, including tariffs; (24) Whirlpool's ability to respond to the impact of climate change and climate change or other environmental regulation; and (25) the uncertain global economy and changes in economic conditions. In addition, factors that could cause actual results to differ materially from our India transaction expectations include, among other things, failure or delays in launching transaction based on Board approval, market conditions or other factors, failure or delays in share settlement and closing, transaction proceeds being lower than expected, alternative uses for proceeds received, brand license valuation expectations not being met, and strategic, economic or industry expectations for India not being realized. Additional information concerning these and other factors can be found in Whirlpool's filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. These cautionary statements should not be construed by you to be exhaustive and the forward-looking statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
FOR THE PERIODS ENDED MARCH 31
(Millions of dollars, except per share data)

	Three Months Ended
	2025	2024
Net sales	$3,621	$4,490
Expenses
Cost of products sold	3,014	3,848
Gross margin	607	642
Selling, general and administrative	406	477
Intangible amortization	7	11
Restructuring costs	10	23
Loss (gain) on sale and disposal of businesses	—	247
Operating profit	184	(116)
Other (income) expense
Interest and sundry (income) expense	(32)	(29)
Interest expense	77	90
Earnings (loss) before income taxes	139	(177)
Income tax expense (benefit)	43	76
Equity method investment income (loss), net of tax	(17)	—
Net earnings (loss)	79	(253)
Less: Net earnings (loss) available to noncontrolling interests	7	6
Net earnings (loss) available to Whirlpool	$71	$(259)
Per share of common stock
Basic net earnings (loss) available to Whirlpool	$1.29	$(4.72)
Diluted net earnings (loss) available to Whirlpool	$1.28	$(4.72)
Dividends declared	$1.75	$1.75
Weighted-average shares outstanding (in millions)
Basic	55.6	54.9
Diluted	55.8	54.9

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Millions of dollars, except share data)

	March 31, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$1,024	$1,275
Accounts receivable, net of allowance of $47 and $46, respectively	1,416	1,317
Inventories	2,391	2,035
Prepaid and other current assets	577	612
Total current assets	5,408	5,239
Property, net of accumulated depreciation of $5,497 and $5,414, respectively	2,283	2,275
Right of use assets	860	841
Goodwill	3,323	3,322
Other intangibles, net of accumulated amortization of $453 and $447, respectively	2,711	2,717
Deferred income taxes	1,440	1,433
Other noncurrent assets	489	474
Total assets	$16,514	$16,301
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,510	$3,530
Accrued expenses	446	455
Accrued advertising and promotions	363	682
Employee compensation	188	228
Notes payable	619	18
Current maturities of long-term debt	1,850	1,850
Other current liabilities	558	560
Total current liabilities	7,534	7,323
Noncurrent liabilities
Long-term debt	4,833	4,758
Pension benefits	115	122
Postretirement benefits	95	96
Lease liabilities	720	711
Other noncurrent liabilities	388	358
Total noncurrent liabilities	6,152	6,045
Stockholders' equity
Common stock, $1 par value, 250 million shares authorized, 65 million and 64.688836 million shares issued, respectively, and 55 million and 55 million shares outstanding, respectively	65	64
Additional paid-in capital	3,465	3,462
Retained earnings	1,285	1,311
Accumulated other comprehensive loss	(1,657)	(1,545)
Treasury stock, 9 million and 9 million shares, respectively	(586)	(609)
Total Whirlpool stockholders' equity	2,572	2,683
Noncontrolling interests	257	250
Total stockholders' equity	2,829	2,933
Total liabilities and stockholders' equity	$16,514	$16,301

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE PERIODS ENDED MARCH 31
(Millions of dollars)

	Three Months Ended
	2025	2024
Operating activities
Net earnings (loss)	$79	$(253)
Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
Depreciation and amortization	83	89
Loss (gain) on sale and disposal of businesses	—	247
Equity method investment (income) loss, net of tax	17	—
Share based compensation and other	58	13
Changes in assets and liabilities:
Accounts receivable	(80)	(266)
Inventories	(341)	(113)
Accounts payable	(83)	(236)
Accrued advertising and promotions	(325)	(199)
Accrued expenses and current liabilities	2	(122)
Taxes deferred and payable, net	7	65
Accrued pension and postretirement benefits	(2)	(8)
Employee compensation	(46)	(77)
Other	(90)	(13)
Cash provided by (used in) operating activities	(721)	(873)
Investing activities
Capital expenditures	(72)	(115)
Cash provided by (used in) investing activities	(72)	(115)
Financing activities
Net proceeds from borrowings of long-term debt	—	300
Net repayments of long-term debt	—	(300)
Net proceeds (repayments) from short-term borrowings	599	501
Dividends paid	(97)	(95)
Repurchase of common stock	—	(50)
Sale of minority interest in subsidiary	—	462
Other	1	—
Cash provided by (used in) financing activities	503	818
Effect of exchange rate changes on cash and cash equivalents	39	(20)
Less: change in cash classified as held for sale	—	(149)
Increase (decrease) in cash and cash equivalents	(251)	(339)
Cash and cash equivalents at beginning of year	1,275	1,570
Cash and cash equivalents at end of period	$1,024	$1,231

SUPPLEMENTAL INFORMATION - CONSOLIDATED FINANCIAL STATEMENTS RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Millions of dollars except per share data) (Unaudited)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as "ongoing" measures. These measures may include earnings before interest and taxes (EBIT), EBIT margin, ongoing EBIT, ongoing EBIT margin, ongoing earnings per diluted share, adjusted effective tax rate, organic net sales, net debt leverage (Net Debt/Ongoing EBITDA), return on invested capital (ROIC) and free cash flow.

Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses.

Sales excluding foreign currency: Current period net sales translated in functional currency, to U.S. dollars using the applicable prior period's exchange rate compared to the applicable prior period net sales. Management believes that sales excluding foreign currency provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations.
Organic net sales: Sales excluding the impact of certain acquisitions or divestitures, and foreign currency. Management believes that organic net sales provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations and certain acquisitions and/or divestitures.
Ongoing EBIT margin: Ongoing earnings before interest and taxes divided by net sales. Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses.
Ongoing earnings per diluted share: Diluted net earnings per share from continuing operations, adjusted to exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations. Ongoing measures provide a better baseline for analyzing trends in our underlying businesses.
Net debt leverage: Net debt to ongoing earnings before interest, taxes, depreciation, and amortization (EBITDA) ratio is net debt outstanding, including long-term debt, current maturities of long-term debt, and notes payable, less cash and cash equivalents, divided by ongoing EBITDA. Management believes that net debt leverage provides stockholders with a view of our ability to generate earnings sufficient to service our debt.
Return on invested capital: Ongoing EBIT after taxes divided by total invested capital, defined as total assets less non-interest bearing current liabilities (NIBCLS). NIBCLS is defined as current liabilities less current maturities of long-term debt and notes payable. This ROIC definition may differ from other companies' methods and therefore may not be comparable to those used by other companies. Management believes that ROIC provides stockholders with a view of capital efficiency, a key driver of stockholder value creation.
Adjusted effective tax rate: Effective tax rate, excluding pre-tax income and tax effect of certain unique items. Management believes that adjusted tax rate provides stockholders with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of certain unique items.
Free cash flow: Cash provided by (used in) operating activities less capital expenditures. Management believes that free cash flow provides stockholders with a relevant measure of liquidity and a useful basis for assessing the Company's ability to fund its activities and obligations.

Whirlpool does not provide a non-GAAP reconciliation for its forward-looking long-term value creation goals, such as organic net sales, EBIT, free cash flow conversion, ROIC and net debt leverage, as these long-term management goals are not annual guidance, and the reconciliation of these long-term measures would rely on market factors and certain other conditions and assumptions that are outside of the Company’s control.

We believe that these non-GAAP measures provide meaningful information to assist investors and stockholders in understanding our financial results and assessing our prospects for future performance, and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP financial measures, provide a more complete understanding of our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These ongoing financial measures should not be considered in isolation or as a substitute for reported net earnings available to Whirlpool per diluted share, net earnings, net earnings available to Whirlpool, net earnings margin, return on assets, net sales, effective tax rate and cash provided by (used in) operating activities, the most directly comparable GAAP financial measures.

We also disclose segment EBIT as an important financial metric used by the Company's Chief Operating Decision Maker to evaluate performance and allocate resources in accordance with ASC 280 - Segment Reporting.

GAAP net earnings available to Whirlpool per basic or diluted share (as applicable) and ongoing earnings per diluted share are presented net of tax, while individual adjustments in each reconciliation are presented on a pre-tax basis; the income tax impact line item aggregates the tax impact for these adjustments. The tax impact of individual line item adjustments may not foot precisely to the aggregate income tax impact amount, as each line item adjustment may include non-taxable components. Historical quarterly earnings per share amounts are presented based on a normalized tax rate adjustment to reconcile quarterly tax rates to full-year tax rate expectations. We strongly encourage investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

FIRST-QUARTER 2025 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the three months ended March 31, 2025. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our first-quarter GAAP tax rate was 31.1%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our first-quarter adjusted tax rate (non-GAAP) of 22.5%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	March 31, 2025
Net earnings (loss) available to Whirlpool	$71
Net earnings (loss) available to noncontrolling interests	7
Income tax expense (benefit)	43
Interest expense	77
Earnings before interest & taxes	$199
Net sales	$3,621
Net earnings (loss) margin	2.0%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$199	$1.28
Restructuring expense (a)	Restructuring costs	10	0.17
Impact of M&A transactions (b)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	5	0.09
Income tax impact			(0.06)
Normalized tax rate adjustment (c)			0.22
Ongoing measure		$214	$1.70
Net sales		$3,621
Ongoing EBIT margin		5.9%

Note: Numbers may not reconcile due to rounding.

FIRST-QUARTER 2024 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the three months ended March 31, 2024. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our first-quarter GAAP tax rate was 42.9%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our first-quarter adjusted tax rate (non-GAAP) of 0.0%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	March 31, 2024
Net earnings (loss) available to Whirlpool	$(259)
Net earnings (loss) available to noncontrolling interests	6
Income tax expense (benefit)	76
Interest expense	90
Earnings before interest & taxes	$(87)
Net sales	$4,490
Net earnings (loss) margin	(5.8)%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$(87)	$(4.72)
Restructuring expense (a)	Restructuring costs	23	0.41
Impact of M&A transactions (b)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	259	4.72
Total income tax impact			—
Normalized tax rate adjustment (c)			1.37
Ongoing measure		$195	$1.78
Net sales		$4,490
Ongoing EBIT margin		4.3%

Note: Numbers may not reconcile due to rounding; As a result of the current period GAAP earnings loss, the impact of antidilutive shares was excluded from the loss per share calculation on a GAAP basis. The share count adjustment used in the calculation of the first-quarter ongoing earnings per diluted share includes basic shares outstanding of 54.9 million plus the impact of antidilutive shares of 1.2 million which were excluded on a GAAP basis.

FULL-YEAR 2024 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the twelve months ended December 31, 2024. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate was (5.5)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax (non-GAAP) rate of (28.6)%.

Twelve Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2024
Net earnings (loss) available to Whirlpool	$(323)
Net earnings (loss) available to noncontrolling interests	18
Income tax expense (benefit)	10
Interest expense	358
Earnings before interest & taxes	$63
Net sales	$16,607
Net earnings (loss) margin	(1.9)%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$63	$(5.87)
Restructuring expense	Restructuring costs	79	1.44
Impairment of goodwill, intangibles and other assets	Impairment of goodwill and other intangibles	381	6.92
Impact of M&A transactions	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	292	5.30
Legacy EMEA legal matters	Interest and sundry (income) expense	(2)	(0.04)
Equity method investee - restructuring charges	Equity method investment income (loss), net of tax	74	1.34
Total income tax impact			4.28
Normalized tax rate adjustment			(1.16)
Ongoing measure		$887	$12.21
Net Sales		$16,607
Ongoing EBIT Margin		5.3%

Note: Numbers may not reconcile due to rounding.

FULL-YEAR 2023 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the twelve months ended December 31, 2023. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate was 13.0%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax (non-GAAP) rate of (6.7)%.

Twelve Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2023
Net earnings (loss) available to Whirlpool	$481
Net earnings (loss) available to noncontrolling interests	7
Income tax expense (benefit)	77
Interest expense	351
Earnings before interest & taxes	$916
Net sales	$19,455
Net earnings (loss) margin	2.5%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$916	$8.72
Impact of M&A transactions	(Gain) loss on sale and disposal of businesses & Selling, general and administrative & including equity method investment	181	3.27
Legacy EMEA legal matters	Interest and sundry (income) expense	94	1.71
Total income tax impact			0.35
Normalized tax rate adjustment			2.11
Ongoing measure		$1,191	$16.16
Net Sales		$19,455
Ongoing EBIT Margin		6.1%

Note: Numbers may not reconcile due to rounding

FULL-YEAR 2025 OUTLOOK FOR ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ending December 31, 2025. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our anticipated full-year GAAP tax rate is approximately 20 - 25%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our anticipated full-year adjusted tax (non-GAAP) rate of 20 - 25%.

Twelve Months Ending December 31, 2025
	Results classification	Earnings before interest & taxes*	Earnings per diluted share
Reported measure		~$975	~$8.75
Restructuring Expense	Restructuring Costs	~75	~1.25
Impact of M&A transactions	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	~20	~0.25
Total income tax impact			(~0.25)
Ongoing measure		~$1,070	~$10.00

Note: Numbers may not reconcile due to rounding.

*Earnings Before Interest & Taxes (EBIT) is a non-GAAP measure. The Company does not provide a forward-looking quantitative reconciliation of EBIT to the most directly comparable GAAP financial measure, net earnings available to Whirlpool, because the net earnings available to noncontrolling interests item of such reconciliation -- which has historically represented a relatively insignificant amount of the Company's overall net earnings -- implicates the Company's projections regarding the earnings of the Company's non wholly-owned subsidiaries and joint ventures that cannot be quantified precisely or without unreasonable efforts.

FOOTNOTES
a.RESTRUCTURING EXPENSE - In the first quarter of 2025, restructuring actions were announced related to organizational simplification efforts. Total costs for these actions were $10 million.
In March 2024, the Company committed to workforce reduction plans. $23 million was recorded during the first quarter, of which $14 million was employee termination costs and $9 million was other associated exit costs.
b.IMPACT OF M&A TRANSACTIONS - The Company incurred unique transaction related costs related to portfolio transformation for a total of $5 million for the three months ended March 31, 2025.
On January 16, 2023, we signed a contribution agreement to contribute our European major domestic appliance business into a newly formed entity with Arçelik. In connection with the transaction, we recorded a loss on disposal of $247 million for the three months ended March 31, 2024. Additionally, we incurred other unique transaction related costs related to portfolio transformation for a total of $12 million for the three months ended March 31, 2024. These transaction costs were recorded in Selling, General and Administrative expenses on our Consolidated Condensed Statements of Comprehensive Income (Loss).
c.NORMALIZED TAX RATE ADJUSTMENT - During the first quarter of 2025, the Company calculated a GAAP tax rate of 31.1%. Ongoing earnings per share was calculated using an adjusted tax rate of 22.5%, which excludes the tax impacts related to M&A transaction costs and restructuring actions.
During the first quarter of 2024, the Company calculated a GAAP tax rate of 42.9%. Ongoing earnings per share was calculated using an adjusted tax rate of 0.0%, which excludes the non-tax deductible impact of M&A transactions of approximately $205 million recorded in the first quarter of 2024.
Additionally, in the full-year 2025 outlook, the Company calculated ongoing earnings per share using a full-year adjusted tax (non-GAAP) rate of approximately 20 - 25%.

ONGOING EBIT EXCLUDING MDA EUROPE FIRST QUARTER AND JULY THROUGH DECEMBER INDIA

The reconciliation provided below reconciles the impact of removing Q1 MDA Europe and July through December India from our net sales and ongoing EBIT, for the twelve months ended December 31, 2024 for the Whirlpool business. Please see elsewhere in this Supplemental Information section for a reconciliation of Ongoing EBIT to GAAP reported net earnings (loss) available to Whirlpool.

	2024 As Reported	Q1 2024 MDA Europe*	July - December 2024 India**	2024 Like-for-Like
Net Sales (in billions)	$16.6	$0.8	$0.4	~$15.4
Ongoing EBIT (in millions)	887	(9)	3	~893
Ongoing EBIT Margin	5.3%	(1.1)%	0.7%	~5.8%
Note: Numbers may not reconcile due to rounding.
*Q1 historical segment financial data (unaudited).
** July through December India financial data (unaudited).

FREE CASH FLOW

Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles three months ended March 31, 2025 and 2024 and 2025 full-year free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

	Three Months Ended
	March 31,
(millions of dollars)	2025	2024	2025 Outlook
Cash provided by (used in) operating activities	$(721)	$(873)	~$1,000
Capital expenditures	(72)	(115)	(~450)
Free cash flow	$(793)	$(988)	$500 - $600

Cash provided by (used in) investing activities*	(72)	(115)
Cash provided by (used in) financing activities*	503	818

*Financial guidance on a GAAP basis for cash provided by (used in) financing activities and cash provided by (used in) investing activities has not been provided because in order to prepare any such estimate or projection, the Company would need to rely on market factors and certain other conditions and assumptions that are outside of its control.

Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles twelve months ended December 31, 2024 and 2023 with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

	Twelve Months Ended
	December 31,
(millions of dollars)	2024	2023
Cash provided by (used in) operating activities	$835	$915
Capital expenditures	(451)	(549)
Free cash flow	$385	$366

Cash provided by (used in) investing activities	(602)	(553)
Cash provided by (used in) financing activities	(476)	(792)

ORGANIC NET SALES

The reconciliation provided below reconciles the non-GAAP financial measure organic net sales to GAAP reported net sales, for three months ended March 31, 2025 and 2024 for the Whirlpool business.

	Three Months Ended
	March 31,
(Approximate impact in dollars)	2025	2024	Change
Net Sales	$3,621	$4,490	(19.4)%
Less: EMEA Divested Business	—	804
Less: Currency	(144)
Organic Net Sales	$3,765	$3,685	2.2%

Note: Numbers may not reconcile due to rounding.
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